EXHIBIT 10.2
AMENDMENT
TO
LIFE INSURANCE
ENDORSEMENT METHOD SPLIT DOLLAR PLAN
AGREEMENT
     THIS AMENDMENT TO LIFE INSURANCE ENDORSEMENT METHOD SPLIT DOLLAR PLAN AGREEMENT (this “Amendment”) is made as of the 19th day of July, 2002, by and between FIRST FEDERAL SAVINGS BANK, Sixth and Donner Streets, Monessen, Pennsylvania, its successors and assigns (the “Bank”) and RICHARD BOYER, an individual (“Boyer”).
BACKGROUND
     The parties have previously entered into a certain Life Insurance Endorsement Method Split Dollar Agreement effective as of June 1, 2002 (the “Split Dollar Agreement”) relating to the Bank’s acquisition of certain split dollar life insurance on Boyer’s life. The parties wish to amend the Split Dollar Agreement to reflect an additional policy acquired by the Bank to fund the Split Dollar Agreement.
     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:
          1. In the introductory provisions on page one of the Split Dollar Agreement, the items entitled “Insurer” and “Policy Number” shall be amended and restated to read as follows:

Insurer:	Union Central Life Insurance Company Massachusetts Mutual Union Central Life Insurance Company

Policy Number:	#U200002286 #0048382 #U200002291
          2. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
          3. This Amendment may be executed in more than one counterpart, each of which shall be an original document, but all of which shall constitute one and the same agreement.
          4. The Split Dollar Agreement, as amended by this Amendment, shall remain in full force and effect, and is hereby ratified and confirmed by the parties.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WITNESS:	FIRST FEDERAL SAVINGS BANK Monessen, PA
/s/ Robert Breslow	By	/s/ Peter D. Griffith
Peter D. Griffith, President

WITNESS:

/s/ Wendy A. Boyer	By:	/s/ Richard Boyer
Richard Boyer

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